Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Organization
AB Sciex Germany GmbH	Germany
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Applitek NV	Belgium
Aquatic Infomatics ULC	Canada
BC Distribution BV	Netherlands
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biotechnology (Suzhou) Co. Ltd.	China
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited [irketi]	Turkey
Beckman Coulter Canada LP	Canada
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter do Brasil Ltda.	Brazil
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter International Shanghai Trading Co.	China
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Mishima KK	Japan
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter Nippon GK	Japan
Beckman Coulter Saudi Arabia Co.Ltd.	Saudi Arabia
Beckman Coulter, S.L.U.	Spain
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom
Beckman Finance ApS	Denmark
Beckman Holdings Ltd.	United Kingdom
Biosafe S.A.	Switzerland
BioTector Analytical Systems Ltd	Ireland
Blue Software LLC	Delaware
Cepheid	California

Cepheid AB	Sweden
Cepheid Europe SAS	France
Cepheid GmbH	Germany
Cepheid HBDC SAS	France
Cepheid UK Ltd.	United Kingdom
ChemTreat, Inc.	Virginia
ChemTreat International, Inc.	Virginia
Cispus Hong Kong Holding Limited	Hong Kong
Cytiva BioProcess R&D AB	Sweden
Cytiva Biotechnology (Guangzhou) Co., Ltd.	China
Cytiva Biotechnology (Hang Zhou) Co., Ltd.	China
Cytiva Europe GmbH	Germany
Cytiva Sweden AB	Sweden
Cytiva Sweden Holding AB	Sweden
Danaher (Shanghai) Management Co. Ltd.	China
Danaher Hong Kong Limited	Hong Kong
Danaher Medical ApS	Denmark
Devicore Medical Products Inc.	Delaware
DH Europe Finance II Sarl	Luxembourg
DH Europe Finance Sarl	Luxembourg
DH Holding Italia SRL	Italy
DH Japan Finance Sarl	Luxembourg
DH Life Sciences LLC	Delaware
DH Netherlands BV	Netherlands
SH Switzerland Finance Sarl	Luxembourg
DH Technologies Development Pte Ltd.	Singapore
DHKAB Company AB	Sweden
DTIL Ireland Holdings Ltd.	Ireland
Esko BV	Belgium
Esko Finance BV	Belgium
Esko Graphics BV	Belgium
Esko Software BV	Belgium
FHAB Company AB	Sweden
G. Lufft Mess- und Regeltechnik GmbH	Germany
Gelman Sciences Inc.	Michigan
Gilzoni Ltd.	United Kingdom
Global Life Sciences Solutions Austria GmbH & Co., KG	Austria
Global Life Sciences Solutions Germany GmbH	Germany
Global Life Sciences Solutions Korea Ltd.	Korea, Republic of
Global Life Sciences Solutions Manufacturing UK Ltd	United Kingdom
Global Life Sciences Solutions New Zealand	New Zealand
Global Life Sciences Solutions Operations UK, Ltd	United Kingdom
Global Life Sciences Solutions Singapore Pte Ltd	Singapore
Global Life Sciences Solutions USA LLC	Delaware
Global Life Sciences Technologies (Shanghai) Co, Ltd.	China

Global Life Sciences Technologies Japan KK	Japan
Hach Company	Delaware
Hach Lange Finance GmbH	Germany
Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
Hach Sales & Services Canada LP	Canada
Hach Ultra Japan KK	Japan
Hach Water Quality Analytical Instru. (Shanghai) Co., Ltd.	China
HemoCue AB	Sweden
Hybritech Incorporated	California
HyClone Laboratories LLC	Delaware
Hyclone Life Sciences Solutions India Private Limited	India
Immunotech SAS	France
Immunotech Sro	Czech Republic
Intabio, LLC	United Kingdom
Integrated DNA Technologies BVBA	Belgium
Integrated DNA Technologies Inc.	Delaware
Integrated DNA Technologies Pte. Ltd.	Singapore
Iris International, Inc.	Delaware
Joslyn Holding Company LLC	Delaware
Kipp & Zonen BV	Netherlands
KVHG GmbH	Germany
Labcyte Inc.	Delaware
Leica Biosystems Imaging Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems Cambridge Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems Ltd. Shanghai	China
Leica Microsystems Limited	Hong Kong
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences Holdings France SAS*	France
Linx Printing Technologies Limited	United Kingdom
McCrometer, Inc.	Delaware
Molecular Devices (Austria) GmbH	Austria
Molecular Devices, LLC	Delaware
Nihon Pall Ltd.	Japan
Nihon Pall Manufacturing Limited	Japan
OTT Hydromet Corp	Virginia

Pall (Canada) ULC	Canada
Pall (China) Co., Ltd.	China
Pall (Schweiz) GmbH	Switzerland
Pall Aeropower Corporation	Delaware
Pall Artelis BVBA	Belgium
Pall Asia Holdings Inc.	Delaware
Pall Australia Pty. Ltd.	Australia
Pall Austria Filter Ges.m.b.h	Austria
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Filtersystems GmbH	Germany
Pall Filtration and Separations Group Inc.	Delaware
Pall Filtration Pte. Ltd.	Singapore
Pall France SAS	France
Pall GmbH	Germany
Pall India Pvt. Ltd.	India
Pall International Sarl	Switzerland
Pall Italia Srl	Italy
Pall Korea Ltd.	Korea, Republic of
Pall Life Sciences Belgium BV	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad BV	Netherlands
Pall Netherlands BV, Irish Branch	Ireland
Pall Technology UK Limited	United Kingdom
Pantone LLC	Delaware
Phenomenex, Inc.	California
QHC Ireland Finance Limited	Ireland
Radiometer Basel AG	Switzerland
Radiometer K.K.	Japan
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China
Radiometer Turku Oy	Finland
Sea-Bird Electronics, Inc.	Washington
SenDx Medical Inc.	Delaware
Shanghai AB Sciex Analytical Instrument Trading Co. Ltd.	China
TCIL Ireland Finance Ltd.	Ireland
Tianjin Bonna-Agela Technologies Co., Ltd.	China
Trojan Technologies Group ULC	Canada
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies Inc.	Delaware
X-Ray Optical Systems, Inc.	Delaware
X-Rite Europe GmbH	Switzerland

X-Rite Incorporated	Michigan
Yukon Hong Kong Holding Limited	Hong Kong
Zhuhai S.E.Z. Videojet Electronics Ltd.	China
X-Rite Incorporated	Michigan
X-Rite Switzerland GmbH	Switzerland
Yukon Hong Kong Holding Limited	Hong Kong
Zhuhai S.E.Z. Videojet Electronics Ltd.	China